UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

LinkedIn Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35168	47-0912023
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2029 Stierlin Court

Mountain View, CA 94043

(Address of Principal Executive Offices including Zip Code)

(650) 687-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2012, LinkedIn Corporation (the “Company”) held its first annual meeting of stockholders at the Hyatt Regency Hotel in Santa Clara, CA (the “Meeting”). At the Meeting, LinkedIn stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2012. Present at the Meeting in person or by proxy were holders of shares representing 53,105,202 votes of Class A Common Stock and holders of shares representing 381,599,790 votes of Class B Common Stock representing 92.12% of the eligible votes, constituting a quorum.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class I directors;

2.	Advisory approval of named executive officer compensation;

3.	Advisory approval of the frequency of the advisory vote on executive officer compensation; and

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2012.

Votes regarding the election of directors were as follows:

Nominee	For	Withheld
Leslie Kilgore	423,721,955	390,081
Jeffrey Weiner	424,026,117	85,919

Based on the votes set forth above, each director nominee was duly elected.

Stockholders approved, on an advisory basis, the Company’s executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
423,626,062	466,557	19,417	10,592,956

Stockholders approved, on an advisory basis, holding an advisory vote every three years on the Company’s executive officer compensation. The voting results were as follows:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
391,134,161	3,000,218	29,965,118	12,539	10,592,956

Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2012. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
433,957,190	717,550	30,252	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012	By:	/s/ Erika Rottenberg
Erika Rottenberg
Vice President, General Counsel and Secretary